MineCore Appoints Two New Board Members

Friday March 28, 9:00 am ET

SAN JOSE, CA--(MARKET WIRE)--Mar 28, 2008 -- MineCore International, Inc. (MineCore) (Other OTC:MCIO.PK - News) has appointed Richard L. Boehner and Breene Kerr to replace David Bending and Gordon Gutrath on its board of directors. The new members bring an extensive array of experience and accomplishments in the public, private and government sectors. More details on the new members:

Richard L. Boehner

Richard "Dick" Boehner is President of Research Services at Symyx Technologies based in Santa Clara, California, where he directs the efforts of the chemical and pharmaceutical services businesses as well as incubating spinout venture groups.

Mr. Boehner has had a long and distinguished international career in the pharmaceutical, chemical, and electronic industries. His accomplishments include helping plan and implement over 20 acquisitions and divestitures with a total value in the billions of dollars for a varied group of companies including MacDermid, Rhone-Poulenc, Allied-Signal, and Great Lakes Chemical. In addition, Mr. Boehner has held executive Managing Director positions in the software, silicones, and polyester films industries. Mr. Boehner has a BS and an MBA from Colorado State University.

"Mr. Boehner brings expertise to MineCore in the field of chemical and semi-conductor industries, a crucial component of MineCore's future plan in researching and developing the use of Silicon on Sapphire (SOS) technology which could be the new and breaking point of technology in the semi-conductor industry," stated MineCore Chairman Jerry G. Mikolajczyk.

"Companies are having success with SOS technology and once our properties begin producing sapphires we will explore new ways to apply materials science to capture more value in the semiconductor industry," stated Mr. Boehner. " I am excited with the opportunity to help build a company that can set new standards for environmental vigilance while providing exceptional value to our shareholders," he added.

Breene Kerr

Breene Kerr is President and Founder of Mavric Media, a closely held ASP (Application Service Provider) that provides web hosted applications for digital content creators. Previously, he co-founded two successful digital media startups, serving as CFO of Lightspeed Interactive and CEO of Asset Factory. He also worked in various technical roles while an engineer at Ampex, consultant to Matsushita, Honeywell and a host of international corporations. As managing director of BK Productions, his clients have included Google, Yahoo, Intel, CalPERS, SunPower and Hewlett Packard.

Mr. Kerr has a rich background in the public sector, serving his second term as councilman of City of Los Altos Hills, CA. Mr. Kerr served as Mayor of the City of Los Altos Hills for one term. He also served in various capacities at the VTA (Santa Clara Valley Transit Authority), a $3.3 Billion asset transit authority for the County of Santa Clara, California from 2004-2008, including chairing the VTA Administration and Finance Committee during his last year as a board member of the VTA. He served as a Board member of the Dumbarton Rail Policy Committee and continues on various other government boards and committees. Mr. Kerr is also a co-founder of the Bullis Charter School of Los Altos, CA, the highest performing K-6 Charter school in California.

Mr. Kerr has a BS in Mechanical Engineering from Oklahoma State University.

As a member of the well known Kerr family of Oklahoma, Kerr has strong ties to the oil and gas business, including the Kerr-McGee Corporation, now part of Anadarko Petroleum and spin off Tronox Corporation.

"Mr. Kerr is very thorough and ensures that all aspects of the decision process are evaluated and debated. He has a strong track record of environmental protection and has been responsible for the early adoption of 'Green Technologies' by organizations he has been a part of," stated MineCore Chairman Jerry G. Mikolajczyk. He furthered stated: "I had the pleasure of working with Mr. Kerr while he was on the Board of Directors at VTA and as Chair of the Administration and Finance Standing Committee. I value his input, expertise and his desire to ensure that responsible corporate governance remains a tradition at MineCore."

"I look forward to working with Jerry G. Mikolajczyk again. He led a highly successful effort at VTA to create new standards of process, performance, and accountability that mirrored the financial practices of some of Silicon Valley's best private companies," stated Breene Kerr. "The resulting current cost savings and expected future ones are already having benefits for VTA's customers and stakeholders," he added.

MineCore plans to continue galvanizing its board of directors with high caliber appointees that will be instrumental in the forward progress of the company.

In addition to the two new board members, MineCore's existing Board of Directors consists of:

Jerry G. Mikolajczyk

Mr. Mikolajczyk has been on the Board of Directors of MineCore since July 2004 and is the Chairman of the Board. Jerry has over 15 years of experience of being on the Board of Directors of several public and private companies. Mr. Mikolajczyk is the founder and principle of Platinum Works, Inc. (PWI) which he founded in 2000. MineCore acquired PWI in June 2004 resulting in a Reverse Take Over. Mr. Mikolajczyk maintains controlling position of the shares of MineCore.

Mr. Mikolajczyk has more than 27 years experience in Executive and Senior Management positions with large international mining, exploration, construction and oil & gas companies. Mr. Mikolajczyk has been involved in mining projects such as Syncrude tar sand mining, one of the largest oil sands mining operations in the world, Key Lake Uranium mine, Hope Brook gold mine, and International Nickel Company of Canada (INCO).

Mr. Mikolajczyk's business career spans over 35 years with his expertise in operations. Mr. Mikolajczyk is an internal control specialist and has performed hundreds of internal audits including operations audits to SOX compliance audits, internal control reviews and assessments. He has presented seminars, lectures and papers on internal control.

Mr. Mikolajczyk has worked for Fortune 500 companies such as BP Resources (British Petroleum), SCI Group of Companies, Syncrude, Bechtel, Guy F. Atkinson and INCO. Most recently, Mr. Mikolajczyk was seconded from MineCore/PWC for the Interim CFO role for the Santa Clara Valley Transportation Authority (VTA), where he was the turnaround CFO for the $3.3 billion asset transportation authority for the Santa Clara County in California with a cash portfolio exceeding $1 billion.

By trade, Mr. Mikolajczyk is a professional accountant, CGA and professional forensic auditor, CIA and has a diploma in Business Administration. Mr. Mikolajczyk is recognized for being creative and thinking outside the box.

Thomaz Klingberg

Mr. Klingberg is a Caracas based businessman, with extensive management experience in the insurance field. He has been an economist at the University Central de Venezuela for more than seven years, and serves as director for various privately held businesses. His 30 years plus of diverse and successful business experience in Venezuela include international markets. He has actively participated in managing MineCore's Venezuelan subsidiaries and has been a director of the company since 1993. Mr. Klingberg was vice president from February 1993 to May 1998, and was the Secretary of the Company from November 1999 to 2008.

About MineCore

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore's current business plan includes bringing its sapphire operations in Madagascar into production through a strip mining operation in 2009 assuming successful completion of financing to sustain operations and administration costs.

MineCore's assets include 15,000 square hectares of sapphire bearing property in Madagascar, 1,000 hectares of ammolite bearing property in Canada and 520 hectares of gold bearing property in Venezuela. MineCore also has revenue-producing subsidiaries in the construction and professional service sectors.

MineCore is deemed to be a reporting Issuer and will be filing an 8K with the U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) regarding this press release as part of their regulatory reporting requirements. The 8K filing may be viewed through any EDGAR reporting agency. MineCore is currently preparing and completing its financial statements to bring its SEC filings current.

This Press Release contains forward-looking information within the meaning of section 27A of theSecurities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

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     Investor Relations

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